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                                                               Exhibit 10.9(o)


MANUFACTURING REAL ESTATE LEASE

THIS LEASE (the "Lease") is made and entered into as of the  8th  day of March
1993     by and between Watauga Committee of 100, Inc. (the "Landlord) and The
Timberland Company (the "Tenant"). WITNESSETH In consideration of the rent to be paid, the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties hereto, Landlord hereby rents unto Tenant, and Tenant hereby accepts for rent from Landlord, certain premises now or hereafter existing in High Country Business Center, Boone, North Carolina (the "Building"), and as further delineated in Exhibit A attached hereto, upon the terms, covenants, and conditions hereinafter contained.
1. Fundamental Lease Provisions.
1.1 Location:  High Country Business Center
               220 Industrial Park Road
               Boone, North Carolina 28607
1.2 Landlord:  Watauga Committee of 100, Inc.
               PO Box 2778
               Boone, North Caroling 28607
1.3 Tenant:   The Timberland Company
              11 Merrill Industrial Drive
              Hampton, NH 03842-5050
1.4 Premises: Subject to paragraph 9 hereof, 100% of the Building identified in Exhibit A attached hereto and made a part hereof for all purposes, and containing 20,500 square feet of rentable area, together with (a) all rights, easements and appurtenances belonging or appertaining thereto, (b) exclusive rights to all parking areas identified in Exhibit A, (c) all right, title and interest of Landlord in common with others in and to any and all roads, alleys and ways bounding such property, and (d) all buildings and other improvements thereon (the "Premises").

1.5 Permitted Use: Tenant shall use the Premises for the manufacturing operations related to its wholesale and retail sale of footwear, apparel and other related accessories. In addition, the Premises may be used by Tenant for any other lawful purposes ("Permitted Use"). Landlord warrants and represents that the Permitted Use will not constitute a violation of any exclusive use clauses or any other restrictive covenant pertaining to other tenants of Landlord.

1.6 Term: A period of five (5) years, commencing April 1, 1993 and, unless otherwise terminated as provided for elsewhere within this Lease, ending March 31, 1998 (the "Term").
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1.7 Delivery Date:  The Landlord warrants that the Premises shall be ready for delivery to the Tenant on or before March 1, 1993, with the exception of Bay 1, which shall be delivered to the Tenant on or before April 1, 1993 (the "Delivery Date").

1.8 Renewal: The Tenant shall have the option to renew this Lease for successive term(s) of five (5) years each upon the same terms and conditions as set forth herein, save for the Rental, which shall be at fair market value (determined by mutual agreement or appraisal) at the time of renewal. Notice of the exercise of this option shall be given in writing to the Landlord at least six (6) months prior to the end of the then current term.

1.9 Base Rent: The Base Rent shall be $2.25 per square foot per annum ($46,125), to be paid in advance, on or before the 1st day of each month, in equal monthly installments of $3,843.75 each (the "Rent")

1.10 Rent Commencement: Rent shall commence upon the earliest of the following (the "Commencement Date"):

1.10.1 The date upon which the Tenant's renovations to the Premises are complete and the Tenant's business commences; or

1.10.2 April 1, 1993.

1.11 Net Net Net Lease: Tenant shall pay all reasonable costs and expenses associated with the operation of the Building, excepting only those expressly excluded by this Lease.

1.12 Utilities: This Lease is contingent upon water, gas, electricity, sanitary and storm sewers and other necessary public utilities (the "Utilities") being immediately on or contiguous to the Premises and adequate for Tenant's use and connected to the Premises on or before the delivery or possession of the Premises. Tenant shall pay for all utilities, including heating and air conditioning consumed by Tenant and metered in its Premises.

Recognizing that the current heating system within the Premises (the "System") is not sufficient for the Tenant's needs, the Landlord shall replace the System, provided, however, that (a) should the Tenant, for any reason other than law or code enforcement regulation, modify the replacement system, as quoted, any additional costs incurred will be paid by the Tenant; and (b) should the Tenant, for any reason other than a default by the Landlord of its obligations under the Lease, close its Boone, NC operation prior to the end of the initial Term of this Lease, the Tenant shall reimburse the Landlord for the cost of the

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replacement system, up to $28,875 plus tax, on a pro-rata basis amortized over the Term.
2. Premises And Term

2.1 Covenants of Landlord's Authority.  Landlord represents and covenants that
(a) prior to commencement of the Term it will have good fee title to the land and to the Premises, (b) the Premises are zoned and otherwise in compliance with local laws and may be used by Tenant for the Permitted Use; and (c) subject to Tenant's performance of all of its obligations hereunder, Tenant shall peacefully and quietly have, hold and enjoy the Premises for the Term of this Lease. The foregoing are material considerations and inducements to Tenant in executing the Lease, the breach of which will cause irreparable and severe harm to Tenant.

2.2 Renewal. Landlord may terminate any option or right to renew by written notice to Tenant delivered at any time Tenant is in default and continues to be in default for a period of thirty (30) days following written notice thereof. No exercise of any option to renew during any period of Tenant's default shall be effective.

2.3 Failure To Deliver Premises. If Landlord is unable to deliver the Premises within thirty (30) days of the Delivery Date, then this Lease may, at the option of Tenant (to be exercised by written notice to the Landlord within fifteen (15) days of the expiration of the thirty-day period) be canceled as of the date of such notice. If this Lease is not so canceled, then Tenant agrees to accept possession of the Premises at such time as Landlord tenders the Premises to Tenant; provided that Tenant's obligation to pay rent under this Lease shall be abated during the period prior to the date Landlord tenders the Premises to Tenant. Upon any cancellation of this Lease pursuant to this Section, this Lease shall be of no further force and effect and neither party shall have any right or claim against the other as a result thereof, except the Landlord shall refund to Tenant any advance payments of rent.

2.4 Surrender of the Premises and Holding Over. At the expiration of the term, Tenant shall surrender the Premises in good condition as improved during the term, reasonable wear and tear excepted, and Tenant shall surrender all keys for the Premises to Landlord at its address. Tenant shall remove all its trade fixtures and any alterations or improvements as provided herein, before surrendering the Premises, and shall repair any damage to the Premises which may have been caused directly by the Tenant's use thereof. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. If Tenant shall default in so surrendering the Premises, Tenant's occupancy subsequent to such expiration,
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whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a day to day tenancy at will, subject to all covenants contained herein.

2.5 Non-disturbance And Attornment.   Within thirty (30) days after the
execution date of this Lease, Landlord will obtain from every senior landlord, mortgagee and holder of a deed of trust upon the Premises, an agreement in recordable form acceptable to Tenant wherein the senior landlord(s), mortgagee(s) and holder(s) of deed(s) of trust agree not to disturb Tenant's possession, deprive Tenant of any rights under this Lease or increase Tenant's obligations under the Lease ("Non-disturbance and Attornment Agreement"). Landlord shall not further mortgage or encumber the fee or its leasehold estate from the date of execution of this Lease to the date of recording of a memorandum of lease by Tenant unless Landlord obtains and delivers to Tenant a Non-disturbance and Attornment Agreement. Upon the failure of Landlord to provide Tenant with an acceptable Non-disturbance and Attornment Agreement pertaining to every senior lease, mortgage and deed of trust in accordance with this provision, Tenant may terminate the Lease, in addition to all of its other rights and remedies under applicable law.

2.6 Title Examination.   Landlord represents, warrants and covenants that it
has full right and fee title to the Premises. Landlord further represents, warrants and covenants that there are no tenants or other parties in the Building who have leases or agreements which prohibit, restrict or interfere with Tenant's Permitted Use. Tenant may, at Tenant's option, order a title examination on the Premises prepared by an abstractor or title insurance company selected by Tenant. Landlord shall provide a current abstract of title and title insurance policy to the abstractor, if available. In the event that title abstract shall reflect encumbrances or other conditions not acceptable to Tenant (the "Defects"), then Landlord, upon notification of the Defects, shall immediately and diligently proceed to cure the same and shall have a reasonable time within which to cure the Defects. If, after the exercise of all reasonable diligence, Landlord is unable or unwilling to clear the Defects, then Tenant may accept the Defects or Tenant may terminate the Lease and the parties shall be released from further liability. Tenant's failure to object in writing to any exception listed on the title abstract within ninety (90) days of receipt of same shall be deemed to be approval of the title abstract by Tenant.

2.7 Inspections.   Tenant shall also be permitted at any time prior to the rent commencement date specified in Section 1.10. to enter the Premises to make a topographic and boundary survey, determine the location and condition of utilities, perform engineering studies, conduct soil
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tests and borings and an environmental audit to determine the suitability for
Tenant's intended use, all at Tenant's expense. If any of the inspections disclose conditions not satisfactory to Tenant, Tenant may terminate this Lease and the parties shall be released from further liability, except Tenant shall be required to promptly restore the Premises to their original condition following Tenant's work on the Premises. Tenant shall indemnify and hold Landlord harmless from and against any and all liability arising from any negligence of Tenant or its agents in performing work on the Premises.

3. Rent

3.1 Tenant shall pay to Landlord, at the Landlord's address or at such other place as Landlord may from time to time direct, Rent at the annual rate provided in Section 1., for each year of the Term, in equal monthly installments in advance on the first day of each month. The Rent for any Fractional Month shall be apportioned on a per diem basis, calculated on the basis of a thirty (30) day month.

4. Utility Services

4.1 Utilities. Tenant shall promptly pay for heat and public utilities rendered or furnished to the Premises from and after the date Tenant assumes (or is entitled to assume by Landlord's notice of delivery of the Premises) possession of the Premises (irrespective of whether Tenant shall have opened for business in the Premises on such date) including, but not limited to, heat, gas, and electricity and water/sewer. Tenant shall be solely responsible for making directpayments for utility services consumed upon the Premises, to utility serviceproviders when due. All payments shall be promptly paid in accordance with the billing terms of such providers. Tenant shall, at its sole cost and expense, maintain and repair the structural and non-structural components of the plumbing, sewer, electric, heating and air conditioning and other utility systems which are located within the Premises (the "Utility Systems").

4.2 Furnishing of Utility Services. Interruption or impairment of any such utility or related service, except occurrences caused by the act or omission of Landlord or those under the reasonable control of Landlord, shall not give rise to a right or cause of action by Tenant against Landlord in damages or otherwise. Landlord shall use its best efforts not to cause interference to the business of Tenant and to promptly cure such interruption or impairment which may be within the control of Landlord.

5. Repairs And Maintenance
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5.1 Repairs and Maintenance by Tenant.  Tenant shall make and incur the costs of all repairs to the Premises necessary to keep the same in a good state of repair, ordinary wear and tear, obsolescence, fire, casualty and condemnation excepted. Tenant shall also maintain and keep in good repair all air-conditioning, plumbing, heating and electrical installations and floor and wall surfaces of the Premises, including but not limited to the roof. Tenant shall at all times keep the Premises and all partitions, doors, floor surfaces, fixtures, equipment and appurtenances thereof clean and in good order, condition and repair, including reasonably periodic painting of the interior of the Premises. In addition to the foregoing, Tenant shall repair, and maintain fire extinguishers and other fire preventative equipment in the Premises in accordance with the current or future applicable governmental codes (including, but not limited to, the Occupational Safety and Health Act, as amended). Notwithstanding anything to the contrary in the foregoing paragraph, Landlord shall, as soon as is reasonably practicable in the Spring of 1993, complete a certain re-paying project previously begun by the Landlord and temporarily curtailed due to inclement weather.

5.2 Landlord's Right of Inspection. Tenant agrees to permit Landlord and/or the authorized representatives of Landlord to enter the Premises at reasonable times during usual business hours for the purpose of inspecting the same or for the purpose of making emergency repairs to the Premises. Landlord shall provide to Tenant reasonable prior notice for the purpose of making any necessary, non-emergency, repairs or new construction to the Premises or performing any work therein that may be necessary to comply with any laws, ordinances, rules, regulations or requirements of any governing authority. It is specifically agreed by Landlord that the aforesaid access is limited to usual business hours and that access is not permitted during non-business hours when any alarm system is activated, unless an extreme emergency exists requiring such access. Nothing herein stated or inferred, except compliance with all laws, ordinances, rules, regulations and requirements of any governing authority, shall imply any duty upon the part of Landlord to do any such work. The performance thereof by Landlord shall not constitute a waiver of any default by Tenant in failing to perform the same.

5.3 Replacement of Glass. At the commencement of the Term all glass in the Premises shall be in good condition and undamaged. Tenant shall be responsible for maintaining, repairing and keeping such glass in good condition.

5.4 Compliance With Americans With Disabilities Act.   If the Premises are now,
or at any time during the term of this Lease or any extension or renewal hereof become, a "Public Accommodation"
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under the terms of the Americans with Disabilities Act of 1990, 42 U.S.C.
Section 12101 et seq., and all regulations promulgated thereunder (the "ADA"), Landlord shall, at its sole cost and expense, be responsible for compliance with Title III of the ADA to the extent that the ADA imposes obligations on the procedure and design of the construction of, or any alterations to, the Premises. Tenant shall, at its sole cost and expense, be responsible for making any necessary modifications in its policies, practices and procedures in connection with the operation of Tenant's business in order to comply with the applicable provisions of the ADA.

6. Taxes, Insurance And Indemnity

6.1 Property Taxes. The Landlord shall be solely responsible for the payment of all real estate taxes, assessments, fees and other such charges related to or imposed upon the Building and/or the Premises.

6.2 Tenant's Taxes. The Tenant covenants and agrees to pay promptly when due, all taxes imposes upon its business operation and its personal property situated in the Premises.

6.3 Liability Insurance. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a Comprehensive Program of Insurance covering the liability of Tenant for bodily injury, personal injury and property damage arising out of or in connection with the use or occupancy of the Premises or by the condition of the Premises. The limits of liability of such insurance shall not be less than One Million Dollars ($1,000,000) combined single limit, and shall be written by an insurance company or companies licensed to do business in the State within which the Premises are situated, with Landlord named as an additional insured. No such policy(ies) shall be canceled without at least fifteen (15) days prior notice to Landlord of such intent to cancel. Copies of such certificates of insurance, and any renewals thereof, shall be provided to Landlord after each annual renewal. If Tenant fails to comply with the foregoing requirements, Landlord may, but shall have no obligation, to obtain such insurance for Tenant and Tenant shall pay to Landlord, on demand and proof of Landlord's payment thereof, the premium cost so paid.

6.4 Indemnity. The parties herein shall not be liable to the other or to the other's agents, servants, employees, customers, invitees, or any other person(s) for any damage to person or property caused by any act, omission or neglect of the other, its agents, servants or employees, and each party agrees to indemnify and hold the other harmless from all liability and claims for any such damage.

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6.5 Mutual Release of Liability.  Each of the parties hereto hereby releases the other, to the extent of the releasing party's actual recovery under its insurance policies, from any and all liability for any loss or damage which may be inflicted upon the property of such party, unless such loss or damage shall have arisen out of the negligent or intentionally tortuous act or omission of the other party, its agents and employees; provided, however, that this release shall be effective only to the extent that this release shall not affect the releasing party's insurance coverage or the right of the insurance company to recover thereunder with respect to such loss or damage.

6.6 Fire Insurance. Tenant agrees that it will not keep, use, sell, or offer for sale in or upon the Premises any substance which may be prohibited by the standard form of fire and extended coverage insurance policy generally available in the state within which the Premises are situated. Tenant agrees to pay and provide insurance for fire and extended coverage on the Premises, in an amount equal sufficient for replacement value, with Landlord as a named insured and with companies licensed to do business in the state within which the Premises are situated. Tenant shall not knowingly use or occupy the Premises or any part thereof, or suffer or permit the same to be used or occupied for any business or purpose deemed extra-hazardous on account of fire or otherwise.

7. Use Of Premises

7.1 Use of Premises. Tenant covenants and agrees to use the Premises only for the Permitted Uses and for no other purpose without the prior written consent of Landlord.

7.2 Signs, Awnings And Canopies. Tenant may erect and maintain on the exterior of the Premises at least 1 sign which complies with the ordinances of the city zoning area within which the Premises are situated, and in such locations as Landlord may approve. Any such approval shall not be unreasonably withheld or delayed. Tenant shall keep insured and shall maintain such signs in good condition and repair at all times. If damage is done to Tenant's signs, Tenant shall promptly repair same or Landlord shall have the right to repair such signs and bill Tenant for cost of the repairs. Tenant reserves the right to apply static vinyl decals to windows, doors and other glass located at the Premises. 8. Relationship Of The Parties.

8.1 Nothing herein contained shall be deemed or construed as treating the relationship of principal and agent as a partnership or joint venture between the parties hereto; it being understood and agreed that neither the method of computing rent nor any

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other provision contained herein nor any acts of the parties hereto shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

9. Additions, Alterations And Trade Fixtures

9.1 By Landlord. Landlord shall have the right, at its expense, at any time to make alterations or additions to the Building in which the Premises are contained provided, however, that such construction shall not materially and adversely affect the business of Tenant and shall comply with all related terms and conditions as same may appear elsewhere within this Lease. Should the Landlord make any such alterations or additions and should same not be done for the benefit of the Tenant, such alterations or additions shall, upon commencement, be excepted from the Premises as such term is used herein.

9.2 By Tenant. Tenant may from time to time, after the Commencement Date, at its own expense, alter, renovate or improve the Premises and Tenant's signs, provided the same be performed in good and workmanlike manner, in accordance with accepted building practices and so as not to weaken or impair the structural integrity or substantially lessen the value of the Premises. All such changes, alterations or improvements made by Tenant shall be in compliance will all related terms and conditions as same may appear elsewhere within this Lease. All alterations, decorations, additions and improvements made by Tenant, or made by Landlord on Tenant's behalf as provided in this Lease, shall become the property of Landlord at the end of Term unless same may be removed by Tenant without causing significant damage to the Premises. Tenant shall have the right to remove all removable fixtures, additions, alternations and improvements belonging to Tenant.

In the event Tenant plans to improve, renovate or alter the Premises and the estimated cost of such work exceeds $25,000.00, Tenant shall, at Tenant's sole cost, prepare and present to Landlord plans and specifications for work to be done to alter and finish the Premises in accordance with Tenant's requirements. No such work shall be commenced unless and until Landlord has approved such plans and specifications in writing. Any such work shall be carried out only in accordance with the approved plans and specifications and Landlord's approval shall not unreasonably be withheld or delayed. Upon submission of such plans by Tenant, Landlord may either:

9.2.1 evidence its approval by endorsement of a written document to that effect; or
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9.2.2 refuse such approval in writing to be delivered to Tenant detailing the basis of such refusal if Landlord's Architect shall reasonably determine that the same: (A) would subject Landlord to any additional costs, expense or liability or the Premises to any violation, fine, or penalty; (B) would provide for or require any installation or work which is or might be unlawful or create an unsound or dangerous condition or adversely affect the structural soundness of the Premises and/or the building of which the Premises are a part; or (C) unreasonably interfere with or abridge the use and enjoyment of any adjoining space in the building in which the Premises are located.

After approval by Landlord of Tenant's plans and specifications, if same shall be required, Tenant shall pay any additional architectural or construction costs incurred in making changes, substitutions or eliminations in such approved plans and specifications requested by Tenant and approved by Landlord. Whether or not such Landlord approval shall be required, Tenant shall, at its sole cost and expense, obtain all necessary building permits and approvals from the municipal and/or county building inspector, fire marshal, and any other necessary governmental authority, such permits and approvals being based upon Tenant's final approved plans and specifications mentioned herein above.
Tenant shall also obtain any necessary permits and approvals from all utility companies for any additional connections required by Tenant, and pay any fees resulting therefrom.

9.3 Mechanics', Materialmen's, And Other Liens. Tenant will not permit any mechanics', materialmen's, or other liens to be placed upon the Premises, any improvements located therein, or the Building, or any portion thereof resulting from any work, actions, or request of Tenant. However, in the case of the filing of any such lien, Tenant shall cause same to be paid, released and/or discharged of record within thirty (30) days after Tenant's actual knowledge of same and, in any event, prior to any foreclosure or other enforcement thereof.

10. Damages, Destruction Or Condemnation Of The Premises

10.1 Damages or Destruction By Fire or Other Casualty. If at any time following the commencement of this Lease, the Premises should be damaged or destroyed by any casualty or otherwise, except that caused directly by the gross negligence of the Tenant, so as to, in Tenant's sole but reasonable determination, significantly interfere with the normal operation of Tenant's business, this Lease shall continue in full force and effect, and Tenant, at its expense, shall promptly restore, repair or rebuild the Premises to the same condition as it existed when the possession of the Premises was first turned over to the Tenant.

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In the event such restoration of the Premises as aforesaid shall not be reasonably practical, either party's sole remedy against the other shall be to terminate this Lease as of the date of such casualty. Rent shall abate from the date of such damage or destruction until the Tenant has repaired or restored the Premises in the manner and in the condition provided in this Section.

In the event that only 30% or less of the Premises is rendered un-tenantable or incapable of use for the normal conduct of Tenant's business therein, a just and proportionate part of the Rent shall be abated from the date of such damage until the Tenant has completely repaired same.

In the event that the Premises shall be damaged in whole or in substantial part and the Tenant shall determine that repair of such damage cannot reasonably be substantially completed within the 120-day period as herein above provided, Tenant shall have the option, exercisable within thirty (30) days following notice of such determination being given to Tenant by Landlord, to terminate this Lease, effective as of the date of such damage.

Notwithstanding any of the provisions herein to the contrary, the Tenant shall have no obligation to rebuild the Premises unless the damage or destruction is a result of a casualty covered by the Tenant's insurance policy and the insurance proceeds available to the Tenant as a result thereof (i.e., the amount of such insurance proceeds actually collected, less all costs of collection and to the extent such proceeds are not required to be paid over by Tenant to any mortgagee or other third party, including but not limited to the Landlord) are sufficient to discharge fully the cost of such repair and restoration.

The Tenant shall, however, be obligated to use any such proceeds so collected for the renovation or repair of the Premises in accordance with this Section 10.1.

10.2 Loss or Damage. Landlord shall not be liable for any damage to or loss of property of Tenant or of others located on the Premises, unless such loss or damage shall be caused by the act or omission to act of Landlord. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Premises or from the subsurface or from any other place or by dampness or by any other cause of any kind or nature whatsoever, unless such loss or damage shall be caused by the negligence or omission to act of Landlord, or should have been reasonably foreseeable by the Landlord.

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10.3 Condemnation.  In the event the entire Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, this Lease shall terminate and expire as of the date of such taking, and Landlord and Tenant shall thereupon be released from any further liability hereunder.

In the event more than fifteen percent (15%) of the floor area of the Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, Tenant shall have the right to cancel and terminate this Lease as of the date of such taking upon giving notice of such election within thirty (30) days after the receipt by Tenant from Landlord of notice that said Premises have been so appropriated or taken. In the event of such cancellation, Landlord and Tenant shall thereupon be released from any further liability under this Lease.

Immediately after any appropriation or taking, Landlord shall give Tenant notice thereof. If this Lease shall not be terminated as provided in this Section then Landlord, at its cost and expense, shall immediately restore the Premises to a complete unit of like quality and character. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of the Landlord without any participation by Tenant, less and except any proceeds paid and/or received on behalf of the Tenant or as same may be in regards to Tenant's property or business; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecution of any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or stock and/or trade fixtures, furniture and other personal property belonging to Tenant provided further, however, that no such claim shall diminish or otherwise adversely affect Landlord's award or the award(s) of any mortgagee(s).

Anything herein to the contrary notwithstanding, in the event the net proceeds of any condemnation proceedings available to the Landlord (i.e., net of costs of collection and amounts, if any, required to be paid by Landlord to any mortgagee or other third party, including but not limited to the Tenant) are, in Landlord's opinion, insufficient to restore the Building to a state in which it can continue to be operated in a reasonable manner, Landlord may, at its sole discretion, terminate this Lease as of the date of such taking without liability of any kind or nature to Tenant.

11. Default/Termination Of Lease

11.1 Default; Remedies.  In the event
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11.1.1 Tenant fails to pay any installment of Rent or other moneys due hereunder to the Landlord within fifteen (15) days after Tenant receives Landlord's written notice thereof; or

11.1.2 Tenant fails to fully comply with any material term, condition, or covenant of this Lease and such failure continues for a period of thirty (30) days following Tenant's receipt of Landlord's written notice thereof (except in the event such default is not susceptible of being cured within thirty (30) days, if Tenant does not commence to cure such default within thirty (30) days and thereafter diligently pursue the completion of such cure; or

11.1.3 Tenant deserts or vacates the Premises for more than ten (10) business days; or

11.1.4 Tenant becomes insolvent or the subject of any voluntary Bankruptcy proceeding or makes an assignment for benefit of creditors; or

11.1.5 Tenant is the subject of a petition for involuntary Bankruptcy under Title 11 of the U.S. Bankruptcy Code, which petition has not been vacated within 90 days of notice of filing of said petition.

Then in any of such events, Tenant shall be in Default and Landlord shall have the option (to the maximum extent permitted by applicable law), in addition to and not in limitation of any other remedy permitted by law or by this Lease, to terminate this Lease. In such event, Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and its effects, without being liable to prosecution or any claim for damages therefor. In such event of such forcible eviction, the Tenant agrees to indemnify Landlord, at the same times as specified herein for payment of rent, for reasonable costs resulting from such Default and for all loss and damage, if any, which Landlord may suffer by reason of same. In the event of such termination of this Lease, Tenant shall be obligated for payment of Rent, in the same amounts and at the same times as specified elsewhere herein, less the receipts of reletting the Premises until the earlier of 1) the passing of the original expiration date of this Lease had such earlier termination not occurred or 2) such time as Landlord shall relet the Premises upon reasonably satisfactory terms and conditions. Upon reletting the Premises Tenant shall be released from any further liability or obligation under the Lease. Landlord shall be obligated to exercise due diligence to relet said Premises and mitigate damages to the Tenant.

11.1.6 In the event that Landlord shall be in default of any provision, clause, section or part of this Lease and Landlord shall fail to cure such default within thirty (30) days following written notice thereof by Tenant or if such default is not susceptible of being cured within thirty (30) days, if Landlord does not commence to cure such default within thirty (30) days and thereafter diligently pursue and complete such cure), Tenant shall have the option to any one or more of the following, without any prior written notice, in addition to and not in limitation of any other remedy permitted by law or this Lease:

11.1.7 To itself cure the default of Landlord and to deduct the cost thereof from rent, CAM charges or other moneys due to Landlord until such time as the cost of curing such default shall have been fully reimbursed to Tenant; or

11.1.8 Terminate this Lease, at which time all Tenant's obligations and liabilities under this Lease will cease, except those which may have accrued prior to the date of such termination.

Tenant further reserves the right upon thirty (30) days prior written notice to Landlord to terminate this Lease should any act or omission to act of the Landlord, in Tenant's reasonable opinion, materially or adversely affect or interfere with the Tenant's business, provided, however, that the Tenant shall have first exhausted all other reasonable means of resolving such matter. Should Tenant terminate this Lease as a result of same, all liabilities and obligations of Tenant under this Lease will cease, except those which have accrued prior to the date of such termination.

11.2 Non-Waiver. The mention in this Lease of any particular remedy shall not preclude Landlord or Tenant from any other remedy Landlord or Tenant might have, either in law or in equity. The failure of Landlord or Tenant to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power, or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The receipt and acceptance by Landlord of rent, nor the payment of same by Tenant, with knowledge of the breach of any covenant contained in this Lease shall not be deemed a waiver of such breach.

No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by both parties hereto.

12. Mortgage Financing and Subordination

12.1 Subordination. This Lease and all of Tenant's rights hereunder are and shall be subordinate to any mortgages or other security instruments (collectively, the "Mortgages") which Landlord may at any time place upon the Building provided that Landlord fulfills the obligation to Tenant under Section
2.6. hereof. Tenant shall, within ten (10) days of receipt of written request of the Landlord or the holder of any mortgage on the Building, execute any reasonable documents expressly subordinating this Lease to any mortgages now or hereafter placed upon the Landlord's interest in the Building, the premises or future additions thereto provided such subordination complies with this Section 12.1.

12.2 Notices To Mortgagees of Landlord's Default. Tenant shall give prompt written notice to each mortgagee with whom Tenant has entered into a subordination agreement of any default of Landlord hereunder, and Tenant shall allow such mortgagee a reasonable length of time (in any event not to exceed thirty (30) days from the date of such notice) in which to cure any such default. Any such notice shall be sent to the Mortgage Loan Department of any such mortgagee at its home office address, unless Tenant is notified of a different address for such notice, in which case such address shall be used. If neither Landlord nor Mortgagee shall cure, then Tenant shall have the right to terminate this Lease as provided for elsewhere herein.

12.3 Mortgagee's Right To Subordinate. Any mortgagee may, at its option, elect to subordinate the lien of its mortgage to this Lease by executing and causing to be recorded in the appropriate public records an instrument evidencing such subordination.

12.4 Waiver of Landlord's Lien.   In the event Tenant, its subtenants or
assigns, acquires and/or leases personal property to be installed or used upon the Premises subject to retained title, conditional sales contract, chattel mortgage or other security agreement or lease, Landlord agrees to execute and deliver to any such secured creditor and/or lessor a waiver of any lien Landlord may have upon such personal property. Such waiver shall be on a form provided by Tenant authorizing the secured creditor and/or lessor to enter upon the property and remove such personal property in the event of default under the terms of the security agreement and/or lease.

13. Miscellaneous Provisions

13.1 Assignment and Subletting. Tenant shall not assign this Lease nor any estate or interest therein, nor sublet or license the whole or any part of the Premises (all of which are herein referred to as "transfer"), except to a wholly owned subsidiary or affiliate of Tenant, without the express written consent of Landlord, which consent shall not unreasonably be withheld or delayed. Tenant may transfer its interest to any wholly owned corporation or affiliate without such consent, provided that in each case Tenant shall give notice of such transfer to Landlord. For purposes hereof, "affiliate" shall include any corporation, partnership or other entity controlled by, under common control with, or controlling Tenant, control for purposes hereof being direct or indirect control over fifty per cent (50%) or more of the voting interests of such entity. Except as hereinafter provided, no such transfer shall relieve Tenant of its obligations hereunder. In the event that Tenant assigns this Lease to a corporation or entity having the same or greater net worth than Tenant, then, in such event, Tenant shall be relieved of its obligations hereunder. Any such assignee or subtenant of Tenant shall assume Tenant's obligations hereunder and deliver to Landlord an assumption agreement in form satisfactory to Landlord prior to occupancy of the Premises by such assignee. Any consent of Landlord required by this paragraph shall not be unreasonably withheld or delayed.

13.2 Notice.   All notices, consents, approvals, accounting statements and other communications hereunder shall be in writing and in English and shall be considered given: (a) upon personal delivery or delivery by telecopier (with confirmation of telecopier receipt by receiver); (b) three (3) business days after being deposited with a courier service; or (c) ten (10) business days after being mailed by regular US Mail, Return Receipt Requested. In each case, notice shall be addressed to the notified party at its address set forth in
Section 1 above, provided, however, that either party may change its address for notice by delivering notice of such change to the other party in accordance with the foregoing, which change of address shall be effective five (5) days after such notice is received. Notices to the Tenant shall be sent to the attention of its General Counsel.

13.3 Severability Clause. If any provision of this Lease shall be found to be void or unenforceable under the laws of any jurisdiction, such invalidity or unenforceability shall not affect the remaining provisions of this Lease or the interpretation of this Lease under the laws of any jurisdiction. Such void or unenforceable provision shall be reformed so that it is valid and enforceable to the fullest extent possible by law.

13.4 Captions. The captions contained herein are for convenience and reference only and shall not be deemed as part of this Lease or construed as in any manner limiting or amplifying the terms and provisions of this Lease to which they relate.

13.5 Submission of Lease. The submission or acceptance of this Lease for examination does not constitute an offer or acceptance to lease, and this Lease becomes effective only upon execution thereof by Landlord and Tenant.

13.6 Entire and Binding Agreement. This Lease contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, leases, understandings, or commitments made by the parties with respect thereto specifically including, but not limited to that certain lease for a portion of the Premises and dated July 22, 1992. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns, except as may be otherwise expressly provided in this Lease. All rights of Landlord and Tenant under the various provisions hereof shall be cumulative.

13.7 No Broker. Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any and all claims, costs or damages by any person or firm claiming to have negotiated, instituted or brought about the Lease on behalf of Landlord.

13.8 Counterparts.   This Lease may be executed in any number of counterparts,
each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.

13.9 Deductions.   Whenever Tenant may deduct costs from rent pursuant to any section of the Lease, such costs may be deducted from the next accruing rent payment(s) due under the Lease.

13.10 Governing Law.   This Lease is made under, and shall be governed by and
construed in accordance with, the laws of the State of North Carolina.

13.11 Survival of Warranties.   The representations, covenants, warranties and
indemnities, of each of the parties, contained in the Lease shall survive the expiration or earlier termination of the Lease.

14. Validity, Interpretation And Arbitration

14.1 Any dispute not amicably settled between the parties concerning this Agreement, in particular as to its existence, validity, interpretation, performance or non-performance, whether arising before or after the expiration, cancellation or termination of this Agreement, will be settled by arbitration.

14.2 In the event that either party shall request that such arbitration be conducted, the following shall apply:

14.2.1 The seat of arbitration shall be Charlotte, North Carolina, United States of America, and conducted in accordance with the rules of the American Arbitration Association as effective on the date of filing any request for arbitration.

14.2.2 All proceedings shall be conducted in the English language.

14.2.3 The party desiring arbitration shall give written notice to that effect to the other party and shall, in such notice, appoint a disinterested person of recognized competence in the field, involved as arbitrator on its behalf.

14.2.4 Within fifteen (15) days after receipt thereof, the other party shall, by written notice of the original party, appoint a second disinterested person of recognized competence in such fields, as arbitrator on its behalf.

14.2.5 The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall, as promptly as possible, determine such matter, provided however, that:

14.2.5.1 If the second arbitrator shall not be appointed as aforesaid, the first arbitrator shall proceed to determine such matters; and

14.2.5.2 If the two arbitrators are so appointed, but should be unable or fail, within fifteen (15) days of the second arbitrator's appointment, to so appoint the third arbitrator, the two arbitrators, on behalf of the parties, shall give notice of such inability or failure to the parties and shall submit a formal request to the then President of the Association of the Bar of Charlotte, North Carolina (or any organization successor thereto).

14.2.5.3 The parties hereto each shall be entitled to present evidence and argument to the arbitrators.

14.2.6 The determination of the majority of the arbitrators, or of the sole arbitrator, as the case may be, shall be conclusive and binding upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof, provided, however, that the arbitrator(s) shall give written notice to the parties stating the determination. Such notice shall be signed by each arbitrator.

14.2.7 If any such dispute shall involve a determination of value or of a fixed amount of money and if there shall be no determination thereof by a majority of the arbitrators, then either party hereto shall be entitled to seek a judicial determination of the matter in a court of competent jurisdiction.

14.2.8 Each of the parties hereto irrevocably submits itself to the jurisdiction of any court having jurisdiction over the party for the enforcement of any final decision of arbitration referred to above.

14.2.9 Each party shall pay the fees and expenses of the arbitrator appointed by such party and one-half of the reasonable fees and expenses of the third arbitrator, if any. The non-prevailing party shall be obligated to pay the reasonable attorneys' fees, if any, of the prevailing party within 120 days of its receipt of the prevailing party's documented invoice for same.

14.2.10 If any such dispute shall involve a question of payment of money, the intended or implied payor of such moneys shall deposit an amount equal thereto into a bank savings account, in escrow for the benefit of both parties. Any interest paid thereon shall be distributed in accordance with the issue determination as made herein.

15. Environmental Matters

15.1 Except for that which may have been specifically caused, created or committed by the Tenant during its prior tenancy of a portion of the Premises (7/22/92 through to the date of this Lease), Landlord represents and warrants to Tenant as follows:

15.1.1 The Premises do not presently contain and are free from all hazardous waste and hazardous materials, toxic and non-toxic pollutants and contaminates. For purposes of this Lease, the terms "Hazardous Waste" and "Hazardous Materials" are defined by cumulative reference to the following sources as amended from time to time: (a) the Resource Conservation Recovery Act of 1976, 42 U.S.C. ##691 et seq. (RCRA); (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ##601 et seq. (CERCLA); (c) Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. ##6901 et seq. (SARA, amending CERCLA); (d) regulations of the Environmental Protection

Agency (EPA), as codified in 40 C.F.R. Parts 260-265 and Parts 122-124 and any other regulations promulgated by the EPA from time to time; (e) applicable laws of the state in which the Premises are located governing environmental matters, including without limitation, oil and petroleum products; and (f) any federal, state or local regulations, rules or orders issued or promulgated under or pursuant to any of the foregoing or otherwise by any department, agency or other administrative, regulatory or judicial body.

15.1.2 The Premises and the Building are not (as of the date of the execution of this Lease) and have not been a site for the use, generation, manufacture, storage, disposal or transportation of any Hazardous Waste or Hazardous Materials.

15.1.3 Landlord has not received, and is not aware of, any notification from any federal, state, county, municipal or other governmental authority relating to the presence of Hazardous Waste or Hazardous Materials in or near the Premises or the Building.

15.2 Landlord shall upon demand indemnify, defend (with counsel acceptable to Tenant) and hold Tenant harmless from and against any and all liability arising from any and all claims, demands, losses, damages, litigation, recoveries or governmental action involving any of the following:

15.2.1 Any breach of the representations and warranties contained in this Section;

15.2.2 The presence or suspected presence of Hazardous Waste or Hazardous Materials in or about the Premises or the Building, unless its presence is due solely to the acts of Tenant; and

15.2.3 The migration of Hazardous Waste or Hazardous Materials from the Premises or the Building to any other property, unless caused solely by the acts of Tenant.

15.2.4 Interruption, disruption or cessation of Tenant's business on the Premises arising from Landlord's breach of any of the representations and warranties contained in this Section.

Without limiting the generality of the foregoing, this indemnification shall specifically cover fines, penalties, sums paid in settlement of any claims or litigation, damages sustained by the Tenant (including lost profits), reasonable attorney's fees, reasonable payments to consultants and experts (to be acceptable to the Tenant) and costs for investigation, clean up, or restoration. The indemnity set forth in this Section

15.2. shall survive termination of the Lease.

IN WITNESS WHEREOF, the Landlord and the Tenant have duly executed this Lease as of the day and year first above written, each acknowledging receipt of an executed copy hereof.



(Tenant)
The Timberland Company



By:    /s/ Fred Conti

Name:  Fred Conti

Title: Vice President - Finance


(Landlord)
Watauga Committee of 100, Inc.

                                        (corporate seal)



By:  /s/ Paul J. Smith

Name: Paul J. Smith                     Attest:
Title: President                        By:  /s/ Rachel Rivers-Coffey
                                        Name:    Rachel Rivers-Coffey
                                        Title:   Secretary






STATE OF NEW HAMPSHIRE :
COUNTY OF ROCKINGHAM :

The foregoing instrument was acknowledged before me this 15th day of March, 1993 by Fred Conti, the duly authorized Vice President - Finance of The Timberland Company, a Delaware corporation, on behalf of the corporation.


    Notary Public/Justice of the Peace


STATE OF NORTH CAROLINA :
COUNTY OF WATAUGA

I, the undersigned authority, certify that Paul J. Smith personally came before me this day and acknowledged that he (he/she) is the Rachel Rivers-Coffee
Secretary of    WATAUGA COMMITTEE OF 100, INC., LANDLORD, a corporation
organized and existing under the laws of the state of North Carolina, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its _______________ President, sealed with its corporate seal and attested by ____________ (him/her) as its _______________ Secretary.

        GIVEN UNDER MY HAND AND SEAL OF OFFICE, This 3rd day of March, 1993.

                                                /s/ SUE HARTLEY
                                                ---------------
My Commission Expires: June 25, 1995             Notary Public